Exhibit 99.2

Hengyang City Red Sunset Tourism Development Co. Ltd.

Interim Condensed Balance Sheets

(Stated in U.S. Dollars)

	September 30, 2018	December 31, 2017
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$3,234	$6,512
Prepayment and other current assets	5,502	7,993
Amount due from a related party	3,057	-
Tax receivables	-	93
Total current assets	11,793	14,598

Non-current assets
Property and equipment, net	-	-
Other non-current assets	14,560	15,370
Total non-current assets	14,560	15,370
Total assets	$26,353	$29,968

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Accrued expenses and other payables	$3,418	$3,365
Amount due to a director	40,252	42,490
Amount due to related parties	76,729	82,368
Deferred rent	582	-
Tax payables	462	276
Total current liabilities	121,443	128,499

Total liabilities	$121,443	$128,499

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Share capital	$70,180	$70,180
Accumulated deficits	(195,186)	(193,341)
Accumulated other comprehensive income	29,916	24,630
Total stockholders’ equity	(95,090)	(98,531)
Total liabilities and stockholders’ equity	$26,353	$29,968

The accompanying notes are an integral part of these consolidated financial statements.

F-1

Hengyang City Red Sunset Tourism Development Co. Ltd.

Interim Condensed Statements of Income

(Stated in U.S. Dollars)

(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue
Group tour	$5,957	$23,962	$33,860	$37,911
Total revenue	5,957	23,962	33,860	37,911

Cost of revenue	(6,014)	(21,907)	(26,342)	(35,244)

Gross profit	(57)	2,055	7,518	2,667

Operating expenses:
General and administrative expenses	(3,893)	(3,563)	(9,247)	(9,320)
Total operating expenses	(3,893)	(3,563)	(9,247)	(9,320)

Loss from operations	(3,950)	(1,508)	(1,729)	(6,653)

Other income and expenses:
Other expenses	(22)	(28)	(116)	(81)
Total other loss	(22)	(28)	(116)	(81)

Loss before provision for income taxes	(3,972)	(1,536)	(1,845)	(6,734)

Income tax expense	-	(240)	-	(379)

Net loss	$(3,972)	$(1,776)	$(1,845)	$(7,113)

Foreign currency translation adjustment	(3,773)	(5,110)	5,286	(8,843)

Comprehensive loss	$(199)	$(6,886)	$3,441	$(15,956)

The accompanying notes are an integral part of these consolidated financial statements.

F-2

Hengyang City Red Sunset Tourism Development Co. Ltd.

Interim Condensed Statement of Cash Flows

(Stated in U.S. Dollars)

	For the Nine Months	For the Nine Months
	Ended	Ended
	September 30, 2018	September 30, 2017
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	(1,845)	(6,734)
Changes in operating assets and liabilities:
Account receivables	-	(11,234)
Prepayment and other current assets	2,183	1,736
Amount due from a related party	(3,224)	-
Tax receivable	398	89
Amount due to a director	-	3,896
Amount due to related parties	(1,372)	8,462
Tax payables	(93)	280
Accrued expenses and other payables	243	15,448
Net cash (used in) provided by operating activities	(3,710)	11,943

Effect of exchange rate change on cash and cash equivalents	432	33

Net (decrease) increase in cash and cash equivalents	(3,278)	11,976

Cash and cash equivalents, beginning balance	6,512	1,150

Cash and cash equivalents, ending balance	$3,234	$13,126

Supplemental cash flows information:

Cash and cash equivalents	$3,234	$13,126
Total cash and cash equivalents	$3,234	$13,126

Cash paid during the period for:
Interest	$-	$-
Income tax	$843	$10

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Hengyang City Red Sunset Tourism Development Co. Ltd.

Notes to Financial Statements

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Hengyang City Red Sunset Tourism Development Co. Ltd. (“Red Sunset Tourism” or “the Company”) was incorporated in Hengyang City, Hunan Province of the People’s Republic of China under the law of the People’s Republic of China (“PRC”) on January 8, 2008 and its office is located in High-Technology Zone of Hengyang City, Henan Province. Red Sunset Tourism primarily engages in organizing and coordinating domestic travel tours within the territory of PRC for the senior elderly in Henan Province and elderly residents of Hengyang City Yueping Retirement Home (Red Sunset Apartment). The Company generates revenue through the group tour fee earned from organizing and coordinating travel tours for the participants.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimate and assumptions that impact the presented amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the presented amounts of revenues and expenses during the period. Actual results may differ from those estimates. Significant estimates for the years ended September 30, 2018 and 2017 include the collectability of receivables, the useful lives of long-lived assets, assumptions used in assessing impairment of long-lived assets, valuation of accruals for expenses and tax due.

Going Concern Consideration

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern basis. The going-concern basis assumes that assets are realized and liabilities are extinguished in the ordinary course of business at amounts disclosed on the financial statements. The Company’s ability to continue as a going concern depends on the liquidation of its current assets and business developments. As of September 30, 2018 and 2017, the Company has incurred a net loss of $1,845 and $7,113 respectively. These conditions raise a doubt about the ability of the Company to continue as a going concern.

To expand its market share of tourism services, Red Sunset Tourism sold its business to and became wholly owned by Hunan Xiao De Tian Xia Senior Care Industry Management Limited (“Hunan Xiao De Tian Xia”) on December 10, 2018. Red Sunset Tourism believes that through the marketing and promotional events as well as management of Hunan Xiao De Tian Xia and its subsidiaries, its operation and revenue can be grown gradually and steadily.

Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar. Red Sunset Tourism uses the local currency, Renminbi (RMB) as its functional currency as determined based on the criteria of ASC 830, “Foreign Currency Translation”. Assets and liabilities are translated at the unified exchange rate as quoted by the U.S. Federal Reserve at the end of the period. Income and expense accounts are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Translation adjustments included in accumulated other comprehensive loss amounted to $5,286 and $(8,843) as for the years ended September 30, 2018 and 2017, respectively.

F-4

Asset and liability accounts at September 30, 2018 and December 31, 2017 were translated at 6.8680 RMB to $1.00 and at 6.5063 RMB to $1.00, respectively, which were the exchange rates on the balance sheet dates. Equity accounts were stated at their historical rates. The average translation rates applied to the statements of operations for the years ended September 30, 2018 and 2017 were 6.5121 RMB and 6.8035 RMB to $1.00, respectively. Cash flows from Red Sunset Tourism’s operations are calculated based upon the local currencies using the average translation rate.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains its deposits in financial institutions in the PRC. As of September 30, 2018 and December 31, 2017, cash balances, $3,234 and $6,512, respectively, held in the PRC banks are uninsured. Red Sunset Tourism has not experienced any losses in bank accounts and believe it is not exposed to any risks on its cash in bank accounts.

Financial Instrument

The carrying amount reported in the balance sheet for cash, other receivables, accrued liabilities and other payables approximate fair value because of the immediate or short-term maturity of these financial instruments.

Plant, Property and Equipment

Plant, property and equipment are stated at cost less accumulated depreciation and impairment losses. Gains and losses on dispositions of property and equipment are included in operating loss. Repairs and maintenance are expensed as incurred.

Depreciation is provided over the estimated useful life of each class of depreciable assets and is computed using the straight-line method over the useful lives of the assets are as follows:

Classification	Estimated useful life
Furniture & Fixtures	2-3 years
Computer Equipment	2-3 years
Office Equipment	2-3 years

Fair Values of Financial Instruments

ASC Topic 825, Financial Instruments (“Topic 825”) requires disclosure of fair value information of financial instruments, whether or not recognized in the balance sheets, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Topic 825 excludes certain financial instruments and all non-financial assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of Red Sunset Tourism.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

F-5

The Company considers the carrying amount of cash, other receivables and other short-term payables, to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization.

Comprehensive Loss

Other comprehensive loss refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive loss but are excluded from net loss as these amounts are recorded directly as an adjustment to stockholders’ equity. The Company’s other comprehensive loss is comprised of foreign currency translation adjustments.

Revenue Recognition

Red Sunset adopted FASB ASC Topic 606, Revenue from Contracts with Customers, or ASC Topic 606, under the modified approach applied to its contracts entered in the first quarter of 2017. The early adoption did not result in an adjustment to its retained earnings.

The five-step model defined by ASC Topic 606 requires us to (1) identify our contracts with customers, (2) identify our performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to our performance obligations in those contracts and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the customer in an amount that reflects the consideration expected in exchange for those goods or services.

Group tour revenue – Group tour relates to a service of organizing and coordinating travel tours for the elderly participants in Hengyang City and elderly residents of Hengyang City Yueping Retirement Home (Red Sunset Apartment). Group tour revenue earned when the Red Sunset Tourism had dispatched its staff members to escort the elderly participants during the tours.

Value-added Taxes

Pursuant to the PRC tax laws, in case of the services provided, generally the value added tax (“VAT”) rate is 3% of the gross sales for small scale VAT payer and 6% of the gross sales for general VAT payer. Small-scale taxpayers, being those without sophisticated business, accounting and auditing systems and whose turnover is below RMB 5,000,000. Small-scale VAT payers were exempted from VAT tax if their monthly turnover did not exceed RMB 30,000 for the years ended September 30, 2018 and 2017. Since 2008, Red Sunset Tourism’s revenue did not exceed RMB 5,000,000 and was considered as a small-scale VAT taxpayer. For small-scale VAT payer, VAT on sales is calculated at 3% on revenue from services provided. The accrued VAT is recorded as VAT payables in the financial statements. VAT is reported as a deduction to revenue when incurred.

Income Taxes

The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company applies ASC 740, Accounting for Income Taxes, to account for uncertainty in income taxes and the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.

F-6

Recent Accounting Pronouncements

Recently adopted accounting pronouncements

Revenue Recognition: In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers: Topic 606 (ASU 2014-09), to supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. ASU 2014-09 provides two application methods: (i) retrospective to each prior reporting period presented with the option to elect certain practical expedients as defined within ASU 2014-09 (full retrospective method); or (ii) retrospective with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application and providing certain additional disclosures as defined per ASU 2014-09 (modified retrospective method). The Company elected to apply the ASC Topic 606 by using modified retrospective approach for the year ended December 31, 2017.

Disclosure of Going Concern Uncertainties: In August 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (ASU 2014-15), to provide guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and to provide related footnote disclosures. We adopted this amendment in the first quarter of 2017. The adoption of ASU 2014-15 did not have a material impact on the Company’s financial statements.

Balance Sheet Classification of Deferred Taxes: In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes which requires entities to present deferred tax assets and deferred tax liabilities as noncurrent on the consolidated balance sheet. The Company adopted this guidance since its inception date in the current fiscal year. The Company also adopted this guidance to present the deferred tax assets and deferred tax liabilities with a netted off amount in all period presented

Leases: In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), which provides guidance on lease amendments to the FASB Accounting Standard Codification. Topic 842 changes how the definition of a lease is applied and judgment may be required in applying the definition of a lease to certain arrangements. The Company elected to early adopt the standard in the first quarter 2017 concurrent with the adoption of Topic 606 related to revenue recognition, using the full retrospective approach. In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases, to clarify how to apply certain aspects of the new leases standard. The clarifications address the rate implicit in the lease, impairment of the net investment in the lease, lessee reassessment of lease classification, lessor reassessment of lease term and purchase options, variable payments that depend on an index or rate and certain transition adjustments. These amendments have the same effective date and transition requirements as the new leases standard, as such the Company adopted the new ASU.

Statement of Cash Flows: In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): “Restricted Cash” (“ASU 2016-18”). ASU 2016-18 requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. The adoption of this guidance will result in the inclusion of the restricted cash balances within the overall cash balance and removal of the changes in restricted cash activity, which are currently recognized in other financing activities, on the Statements of Consolidated Cash Flows. Furthermore, an additional reconciliation will be required to reconcile Cash and cash equivalents and restricted cash reported within the Consolidated Balance Sheets to sum to the total shown in the Statements of Consolidated Cash Flows. The Company will adopt this guidance in the first quarter of 2018. The adoption of this update does not have material impact to its consolidated financial statements.

F-7

Accounting Pronouncements Issued But Not Yet Adopted

Financial instrument: In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities” (“ASU 2016-01”). The standard addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. ASU 2016-01 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017, and early adoption is not permitted. Accordingly, the standard is effective for us on January 1, 2018. Since the Company do not have any financial instruments, management does not expect there will be any material impact on the financial statements.

Financial Instrument - Credit Losses: In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): The amendments in this update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments broaden the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. ASU 2016-13 is effective for the Company for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is allowed as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is still evaluating the effect that this guidance will have on the Company’s consolidated financial statements and related disclosures.

Income Statement-Reporting Comprehensive Income: In February 2018, the FASB issued ASU No. 2018-02, Income Statement—Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income, provides financial statement preparers with an option to reclassify stranded tax effects within AOCI to retained earnings in each period in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act (or portion thereof) is recorded.

The ASU requires financial statement preparers to disclose:

●	A description of the accounting policy for releasing income tax effects from AOCI;
●	Whether they elect to reclassify the stranded income tax effects from the Tax Cuts and Jobs Act; and
●	Information about the other income tax effects that are reclassified.

The amendments affect any organization that is required to apply the provisions of Topic 220, Income Statement—Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP. The amendments are effective for all organizations for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. Organizations should apply the proposed amendments either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company is currently evaluating this guidance and the impact it may have on the Company’s consolidated financial statements.

Codification Improvements: In July 2018, the FASB issued ASU No. 2018-09, Codification Improvements. This amendment makes changes to a variety of topics to clarify, correct errors in, or make minor improvements to the Accounting Standards Codification. The majority of the amendments in ASU 2018-09 are effective for periods beginning after December 15, 2018. The Company is currently evaluating this guidance and the impact it may have on the Company’s consolidated financial statements.

Fair Value Measurement: In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820). This update changes the fair value measurement disclosure requirements of ASC 820. The ASU modifies the disclosure objective paragraphs of ASC 820 to eliminate (1) “at a minimum” from the phrase “an entity shall disclose at a minimum” and (2) other similar “open-ended” disclosure requirements to promote the appropriate exercise of discretion by entities. The ASU also added new disclosure requirements for level 3 – changes in unrealized gains or losses. Entities are required to disclose the amount of total gains or losses for the period recognized in OCI that is attributable to fair value changes in assets and liabilities held as of the balance sheet date and categorized within Level 3 of the fair value hierarchy (see ASC 820-10-50-2(d)). This disclosure requirement is incremental to the existing requirement to disclose such total unrealized gains or losses for the period recognized in earnings (or changes in net assets) under ASC 820-10-50-2(d). This update is effective for all entities for fiscal years beginning after December 15, 2019, including interim periods therein. Early adoption is permitted for any eliminated or modified disclosure upon issuance of this ASU. The Company is evaluating this guidance and the impact it may have on the Company’s consolidated financial statements.

F-8

NOTE 3 - REVENUES

Adoption of ASC Topic 606, “Revenue from Contracts with Customers”.

On 1 January 2017, Red Sunset Tourism adopted ASC Topic 606, Revenue from Contracts with Customers, using the modified retrospective method applied to those contracts which were not completed as of January 1, 2017, if any. Results for reporting periods beginning after January 1, 2017 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historical accounting under Topic 605.

The five-step model defined by ASC Topic 606 requires us to (1) identify our contracts with customers, (2) identify our performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to our performance obligations in those contracts and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the customer in an amount that reflects the consideration expected in exchange for those goods or services.

Group tour relates to a service of organizing and coordinating travel tours for the elderly participants in Hengyang City and elderly residents of Hengyang City Yueping Retirement Home (Red Sunset Apartment). Our customers are required to pay in full for the trip in advance and a travel service agreement will be entered into with our customers. Either party may terminate the agreement prior to the departure of the tour. Tour participants will be refunded the total amount paid if Cancellations made by Red Sunset Tourism prior to the departure of the tour. If cancellations made by tour participants prior to at least 7 days of the departure, the tour participants will be refunded with the total amount paid. If cancellations made by tour participants within 7 days of the departure date will be subject to partial refund. Group tour income is earned when the tour journey is adjourned. Red Tourism satisfies its performance obligations when its tour participants received goods or services from the third-party providers of hotel, airline, transportation, dining services and attractions. Under ASC Topic 606, revenue is recognized when Red Sunset Tourism satisfies its obligation, which is when control of the underlying goods or services is transferred to its tour participants. Under the legacy GAAP, revenue is recognized when the risks and titles of the goods or services are transferred to its tour participants, which is when the tour participants received the goods or services from the third-party service providers or when the trip is completed. Accordingly, the revenue recognition is identical under the ASC Topic 606 compared to the legacy GAAP. The adoption did not result in any material adjustment to the accumulated deficit as of January 1, 2017.

Operating revenue of the Company represents the selling price of group tour fee provided on invoice, net of a value-added tax (“VAT”).

The following table presents our revenue disaggregated by revenue source and timing of recognition. Value-added tax are excluded from revenues:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Major service lines
Group tour	$5,957	$23,962	$33,860	$37,911
Total	$5,957	$23,962	$33,860	$37,911

F-9

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Timing of recognition
Services transferred at a point in time	$5,957	$23,962	$33,860	$37,911
Services transferred over time	-	-	-	-
Total	$5,957	$23,962	$33,860	$37,911

These costs of revenue primarily included the following: Hotel and accommodation, local tour fee, per diem, tour guide fee, transportation, travel insurance and value-added tax:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Hotel and accommodation	$(232)	$-	$10,065	$-
Local tour fee	4,663	20,725	8,163	33,691
Per diem	(127)	-	5,504	-
Tour guide fee	118	-	313	-
Transportation	944	-	1,148	-
Travel insurance	142	545	634	916
VAT	368	637	374	637
Others	138	-	141	-
Total	$6,014	$21,907	$26,342	$35,244

NOTE 5 – PREPAID EXPENSES

Our prepaid expenses primarily consist of:

	September 30, 2018	December 31, 2017
	(Unaudited)	(Audited)
Prepayment to local travel agencies	$952	$65
Prepaid rent	130	2,627
Prepaid insurance	4,420	5,301
Total prepaid expenses	$5,502	7,993

F-10

NOTE 6 – PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	September 30, 2018	December 31, 2017
	(Unaudited)	(Audited)
Furniture and fixtures	$2,294	$2,422
Computer Equipment	3,048	3,218
Office Equipment	744	785
Sub-total	6,086	6,425
Less: accumulated depreciation	(6,086)	(6,425)
Total property and equipment, net	$-	$-

During the period ended September 30. 2018, the Company did not acquire additional property, furniture, fixtures and equipment. The differences between the ending balance as of December 31, 2017 and the ending balance as of September 30, 2018 was pertinent to the fluctuation of Chinese Renminbi and US dollar. The depreciation expense was nil for the three months ended September 30, 2018 and 2017 and for the nine months ended September 30, 2018 and 2017.

NOTE 7 – DEPOSITS-NON-CURRENT

Travel operators which are incorporated in the People’s Republic of China and engage in domestic and inbound tourism business are required to deposit an insurance payment to any of the banking institutions that are designated by the Executive Department of the State Council of the People’s Republic of China within three business days from the date the operators obtained business permits from the State Council.

As of September 30, 2018 and December 31, 2017, the ending balance of the deposit, non-current, were $14,560 (RMB 100,000) and $15,370 (RMB 100,000), respectively.

NOTE 8 – ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables as of September 30, 2018 and December 31, 2017 consisted of:

	September 30, 2018	December 31, 2017
	(Unaudited)	(Audited)
Deposit payable	$1,077	$1,261
Accrual for tour supplies	2,037	2,104
Accrued commission	10	-
Accrued salaries	294	-
Total accrued expenses and other payables	$3,418	$3,365

F-11

NOTE 9 – RELATED PARTY TRANSACTIONS

Amount due to director

As of September 30, 2018 and December 31, 2017, Red Sunset Tourism recorded $40,252 and $42,490, respectively, in the amount due to director, Mr. Xinhui Li, who has direct ownership interest in the Red Sunset Tourism. The outstanding payable represented the payments made to staff’s salary and operational support by Mr. Xinhui Li on behalf of Red Sunset Tourism.

Amounts due from a related party

Amounts due from a related party consisted of the following as of the periods indicated:

Name of related parties	September 30, 2018	December 31, 2017
	(Unaudited)	(Audited)

Hunan Xiao De Tian Xia Senior Care Industry Management Co., Ltd. (1)	$3,057	$-
Total	$3,057	$-

(1)	Hengyang City Red Sunset Tourism Development Co. Ltd. paid the salary and wages expenses to 4 staff members and photographers on behalf of Hunan Xiao De Tian Xia Senior Care Industry Management Co. Ltd.

Amounts due to related parties

Amounts due to related parties consisted of the following as of the periods indicated:

Name of related parties	September 30, 2018	December 31, 2017
	(Unaudited)	(Audited)
Hengyang City Yueping Retirement Home (Red Sunset Apartment) (1)	$12,698	$17,008
Ms. Jun Quan (2)	59,663	62,980
Hunan Xiao De Tian Xia Senior Care Industry Management Co., Ltd. (3)	4,368	2,380
Total	$76,729	82,368

(1)	Hengyang City Yueping Retirement Home (Red Sunset Apartment) was owned by Mr. Xinhui Li, former and sole shareholder of Red Sunset Tourism Development Co. Ltd. The amount was paid to the local tour agencies by Hengyang City Yueping Retirement Home on behalf of Red Sunset Tourism Development Co. Ltd.

(2)	.Ms. Jun Quan is a former supervisor of Red Sunset Tourism, current supervisor of Hunan Xiao De Tian Xiao Senior Care Industry Management Co. Ltd and one of the shareholders of DD’s Deluxe Rod Holder, Inc. after the reverse merger incurred on November 13, 2018. The amount due to Ms. Jun Quan related to the operational support paid by Ms. Jun Quan on behalf of Red Sunset Tourism Development Co. Ltd.

(3)	Hunan Xiao De Tian Xia Senior Care Industry Management Co. Ltd. paid local tour fee on behalf of Red Sunset Tourism Development Co. Ltd.

Non-cash transactions-related parties

There was no non-cash transaction between related parties for the for the three-month periods ended September 30, 2018 and 2017 and for the nine-month periods ended September 30, 2018 and 2017.

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NOTE 10 – INCOME TAXES

Hengyang City Red Sunset Tourism Development Co. Ltd. was incorporated in the People’s Republic of China and governed by the income tax laws of the PRC. The income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), general Chinese enterprises are subject to income tax at a rate of 25% after appropriate tax adjustments. On November 10, 2015, Red Sunset Tourism received a notification from China National Taxation Bureau that Red Sunset Tourism’s EIT tax is levied at 25% of 10% of its verified gross receipt. However, income tax was calculated based on actual book income or loss before income tax for the three-month period ended and nine-month period ended September 30, 2018 due to the regulation of China National Taxation Bureau instead of accrue revenue. Therefore, income tax does not provide not until the actual book income received.

Under the EIT Laws, dividends paid by PRC enterprises out of profits earned post-2007 to non-PRC tax resident investors are subject to PRC withholding tax of 10%. A lower withholding tax rate may be applied based on applicable tax treaty with certain countries.

The effective tax rate was 0.0% and (16.0%) for the three-month periods ended September 30, 2018 and 2017, respectively, and 0.0% and (5.62%) for the nine-month periods ended September 30, 2018 and 2017, respectively.

The income tax provision consists of the following components:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Current-PRC	$-	$240	$-	$379
Deferred-PRC	-	-	-	-
Total Provision for Income Taxes	$-	$240	$-	$379

A reconciliation between the Company’s actual provision for income taxes and the provision at the statutory rate is as follows:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Loss before income tax expense	$(3,972)	$(1,536)	$(1,845)	$(6,734)

Computed tax expense with statutory tax rate	(993)	(384)	(461)	(1,683)
Tax effect of non-deductible items	-	6,375	-	11,161
Tax effect of non-taxable items	-	(5,392)	-	(8,530)
Tax credits	-	(359)	-	(569)
Change in valuation allowance	993	-	461	-
Total Provision for Income Taxes	$-	$240	$-	$379

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NOTE 11 - SUBSEQUENT EVENT

On December 10, 2018, Hengyang City Red Sunset Tourism Development Co. Ltd. was acquired by and became a wholly owned subsidiary of Hunan Xiao De Tian Xia Senior Care Industry Management Co. Ltd. for a cash consideration of $74,257 (RMB 510,000).

Hunan Xiao De Tian Xia Senior Care Industry Management Co. Ltd (“Hunan Xiao De Tian Xia”) was incorporated in the People’s Republic of China on March 22, 2017. Its principal office is located in Yueping Retirement Home (Red Sunset Apartments), Yueping Town, Yangfeng District, Hengyang City. Hunan Xiao De Tian Xia provides a variety of services which include, but not limited to, service management, lodging management, training management and property management.

Hunan Xiao De Tian Xia Senior Care Industry Management Co. Ltd entered into a series of contractual agreements with Xiao De Tian Xia (Shenzhen) Senior Care Management Services Limited, a Wholly Foreign Owned Enterprise of the People’s Republic of China (“GS WFOE”) on November 6, 2017. As a result of the agreements, WFOE contractually controlled and managed Hunan Xiao De Tian Xia and its subsidiaries. DD’s Deluxe Rod Holder Inc. (“DDLX”), as a parent of GS WFOE, is considered the primary beneficiary of Hunan Xiao De Tian Xia and its subsidiaries and consolidates the accounts of Hunan Xiao De Tian Xia and its subsidiaries.

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